Exhibit 99.1

Cable ONE Announces Tom Might to Become Executive Chairman and Julie Laulis to Be Named Chief Executive Officer

December 12, 2016 -- Phoenix, Arizona -- (BUSINESS WIRE) -- Cable One, Inc. (NYSE: CABO) today announced that its Board of Directors has appointed Julie Laulis, President and Chief Operating Officer, to succeed Tom Might as Chief Executive Officer, effective January 1, 2017. Might, who has been Chief Executive Officer of Cable ONE since 1994 and Chairman of the Board since 2015, will continue to serve as Executive Chairman. Laulis also was elected as a Director of the Company effective at the time of her appointment as Chief Executive Officer, and she will retain her current title as President of Cable ONE.

“Building this company over several decades with Julie and other members of our executive team has been the thrill of my career, and I am grateful to have had the opportunity to work with all of the dedicated and hard-working associates at Cable ONE. I look forward to continuing to serve Cable ONE in the role of Executive Chairman, where I will focus more fully on strategy and business development, while continuing to lead our distinguished Board,” said Might. “I am proud after nearly 24 years as CEO to pass that baton to Julie, whose leadership, vision, energy and commitment to Cable ONE, our associates and our customers make her the natural choice to successfully take on this new role.”

Tom Gayner, Lead Independent Director of the Board commented, “The Board is very pleased to have such a capable, experienced and talented successor like Julie ready to lead Cable ONE, providing a seamless transition as the company executes its unique strategy to drive growth for the benefit of our investors, associates and customers.”

In her role as President and Chief Operating Officer since January 2015, Laulis has overseen the Company’s day-to-day operations, as well as providing leadership for sales, marketing, and technology. Laulis joined Cable ONE in 1999. Throughout her career, Laulis has served in leadership positions for a variety of industry and community organizations and has been the recipient of multiple industry awards. Cablefax Magazine has named Laulis one of the Most Powerful Women in Cable for the past seven years running, she received the American Cable Association Individual Leadership Award in 2014, and she was inducted into the Southwest Cable Communications Association’s Pioneer Hall of Fame in 2016.

“I am deeply honored to have the opportunity to lead Cable ONE into the future,” said Laulis. “Throughout my career here, I have marveled at the skill and devotion of our associates and at Tom’s achievements in guiding Cable ONE to become the terrific company it is today. I look forward to continuing to work closely with Tom in his new role as well as with our accomplished Board and management team as we build upon the success of our strategic shift to being a residential HSD and business services-centric focused company.”

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About Cable ONE
Cable One, Inc. (NYSE: CABO) is among the 10 largest cable companies in the United States. Serving more than 650,000 customers in 19 states with high-speed Internet, cable television and telephone service, Cable ONE provides consumers with a wide range of the latest products and services, including wireless Internet service, high-definition programming and phone service with free, unlimited long-distance calling in the continental U.S.

CONTACTS:
Trish Niemann
Public Relations Director
 602.364.6372

Kevin Coyle
CFO
 602.364.6505

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on our current expectations, estimates, assumptions and projections. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance or other activities, events, or developments. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

•	rising levels of competition from historical and new entrants in our markets;
•	recent and future changes in technology;
•	our ability to continue to grow our business services product;
•	increases in programming costs and retransmission fees;
•	our ability to obtain support from vendors;
•	the effects of any significant acquisitions by us;
•	adverse economic conditions;
•	the integrity and security of our network and information systems;
•	our ability to retain key employees;
•	legislative and regulatory efforts to impose new legal requirements on our data services;
•	changing and additional regulation of our data, video and voice services;
•	our ability to renew cable system franchises;
•	increases in pole attachment costs;
•	the failure to meet earnings expectations;
•	the adequacy of our risk management framework;
•	changes in tax and other laws and regulations;
•	changes in GAAP or other applicable accounting policies; and
•	the other risks and uncertainties detailed in the section titled “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC on March 7, 2016.

Any forward-looking statements made by us in this communication speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.